EXHIBIT n

                      Consents of Independent Auditors and
                 Independent Registered Public Accounting Firm


CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-151914 of Carillon Life Account on Form N-6 of our report dated April 8, 2010 (which report expresses an unqualified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska and includes an explanatory paragraph relating to a change in accounting and reporting for the admissibility of deferred tax assets) relating to the statutory basis financial statements of The Union Central Life Insurance Company, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors and Independent Registered Public Accounting Firm" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 23, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-151914 of Carillon Life Account on Form N-6 of our report dated March 11, 2010, relating to the financial statements and financial highlights of the subaccounts of Carillon Life Account, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors and Independent Registered Public Accounting Firm" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 23, 2010